ROSETTA RESOURCES INC. ANNOUNCES
RECORD 2007 FINANCIAL RESULTS AND PROVIDES 2008 OUTLOOK

HOUSTON, TEXAS, February 29, 2008 / PRIME NEWSWIRE / -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) today reported fourth quarter and full-year 2007 financial and operating results and provided a production and capital outlook for 2008. Randy L. Limbacher, President and Chief Executive Officer, will host a conference call, March 3, 2008 at 3:00 p.m. Central Time, to review this information. To participate in the call, dial (888) 203-7667 or listen through the website at http://www.rosettaresources.com.

2007 FOURTH QUARTER RESULTS

Rosetta’s net income and production for the fourth quarter of 2007 were at their highest levels compared to the prior nine quarters that Rosetta has been a stand alone company.

Net income was $17.4 million, up 33% compared to net income of $13.1 million in the fourth quarter of 2006. Fourth quarter diluted earnings per share were $0.34 in 2007, up 31% compared to $0.26 in the fourth quarter of 2006.

For the fourth quarter, production averaged 148 per MMcfe/d, up 51% from the 98 MMcfe/d reported for the comparable period of 2006.  Average realized gas prices for the quarter were $7.67 per Mcf, including the effects of hedging; and realized oil prices averaged $89.16 per Bbl.

Revenues for Rosetta totaled $111.1 million, including a positive hedging effect of $5.1 million. Revenues were up 53% from the $72.6 million reported in 2006.

Total lease operating expense ("LOE"), which includes direct LOE, workovers, ad-valorem taxes, and insurance, was $13.8 million or $1.01 per Mcfe.  Direct LOE was $7.1 million or $0.52 per Mcfe and workover costs were $1.9 million or $0.14 per Mcfe for the period. Production taxes were $3.0 million or $0.22 per Mcfe and treating, transportation and marketing charges were $1.8 million or $0.13 per Mcfe. Depreciation, depletion and amortization was $47.8 million, based on a DD&A rate of $3.51 per Mcfe.

General and administrative costs were $13.9 million for the fourth quarter, and include $2.7 million in non-cash stock compensation expenses, CEO transition costs, SOX compliance expenses, and costs associated with the Calpine lawsuit.

TOTAL YEAR RESULTS

Net income for the total year 2007 was $57.2 million or $1.13 per share on a diluted basis, up 28% from $44.6 million or $0.88 per diluted share in 2006.

Rosetta's production in 2007 was 45.8 Bcfe or an average of 126 MMcfe/d, up 37% from the 92 MMcfe/d reported for the total year 2006. Average realized gas prices for the same period were $7.61 per Mcf, including the effect of hedging; and realized oil prices averaged $71.54 per Bbl.

Revenues for the year were $363.5 million, including a positive hedging effect of $22.9 million. Revenues were up 34% from the $271.8 million reported for 2006.

Total LOE, which includes direct LOE, workovers, ad-valorem taxes, and insurance, was $47.0 million or $1.03 per Mcfe. Direct LOE was $28.1 million or $0.61 per Mcfe for the period. Production taxes were $6.4 million or $0.14 per Mcfe; and treating, transportation and marketing charges were $6.7 million or $0.14 per Mcfe.

General and administrative costs were $43.9 million, and include $6.8 million in non-cash stock compensation expenses, CEO transition costs, SOX compliance expenses and costs associated with the Calpine lawsuit.

Net cash provided by operating activities was $257.3 million; and capital expenditures, including property acquisition costs of approximately $38.7 million, were $336.1 million for the year ended December 31, 2007.

Rosetta’s 2007 revenues, reserves and production do not include consideration of estimates for interests in certain leases and wells being a portion of the non-consent properties as defined in its transaction with Calpine that closed on July 7, 2005.

2007 Reserves and PV10

Proved oil and natural gas reserves as of December 31, 2007 were 418.4 Bcfe, consisting of 400.2 Bcfe of natural gas and 3.0 million barrels of crude oil, condensate and natural gas liquids.  The year end 2007 reserve number increased 3% over the year end 2006 number of 407.8 Bcfe. The 2007 proved reserves includes 86.4 Bcfe of reserve adds, including 9.8 Bcfe of reserves added from the OPEX acquisition in the second quarter of 2007. Reserve additions were partially offset by 30 Bcfe of reserve revisions that were primarily attributable to a change in Lobo per well reserve estimates.

Rosetta’s capital expenditures were $336.1 million in 2007, including $38.7 million for the acquisition of OPEX. The Company’s overall finding cost, excluding reserve revisions, was $3.87 per Mcfe for 2007. The organic finding cost for the year, excluding 2007 property acquisitions and revisions and the associated reserves, was $3.87 per Mcfe.

The year end proved SEC pre-tax PV10 number for the Company was $1,146.7 million using a flat average natural gas price of $6.795 per Mcf and an oil price of $92.50 per Bbl. This number does not include the year end PV10 of the Company’s hedging program of $32.1 million.

The estimated standardized measure of discounted future net cash flows from Rosetta’s proved reserves at December 31, 2007 was $954.2 million. The following table reconciles the pre-tax PV10 to the standardized measure.

Proved Reserves as of December 31, 2007
Rosetta
Oil, Condensate, including Natural Gas Liquids (MMBls)	3,021
Natural Gas (MMcf)	400,233
Total MMcfe	418,358

Estimated Future Net Revenue Before Income Taxes ($M)	1,904,486
Present Value of Estimated
Future Net Revenue
Before Income Taxes(Discounted 10% Annum), “PV10” ($M)	1,146,708
Income Taxes (Discounted 10% Annum) ($M)	(192,484)
Standardization Measure of Discounted Future Net Cash Flows ($M)	954,224

2007 Operational Highlights

During 2007, the Company drilled 195 gross and 169 net wells in 2007 with a net success rate of 82%. The majority of this drilling activity took place in the Sacramento Basin, South Texas, and the DJ Basin.

In California’s Sacramento Basin, the Company drilled 27 wells, with 23 successful. The Company continued to extend the southern limits of the Rio Vista field by drilling seven wells, having initial rates ranging from 1-3 MMcfe/d. Deep drilling efforts in the Basin consisted of three Winters’ tests. Two of these tests were successful; one in Rio Vista and one in the Millar area. The deep test in Rio Vista was successful in extending Winters pay that was discovered in 2006. Average production from the Basin was 44 MMcfe/d for the year.

In South Texas, Rosetta drilled 42 wells in the Lobo area with 33 successful on acreage that is covered by 320 square miles of 3D seismic. During the year, Rosetta acquired an additional 10,000 net acres in the Lobo for future prospects. Average production for the Lobo was 41 MMcfe/d in 2007.

In the Perdido trend, ten wells were drilled in 2007, ten of which were successful. Production averaged approximately 10 MMcfe/d in 2007.

In the DJ Basin Niobrara Play, the Company drilled 69 wells, 55 of which were successful. The successful drilling efforts in the fourth quarter of 2006 and full year 2007 increased net production from 1 MMcfe/d at the beginning of the year to 8 MMcfe/d at year end.  Furthermore, the Company acquired 12,450 net acres, and shot 34 square miles of 3D seismic in the basin during the year.

In Sabine Lake, the Company drilled four wells. Three of these wells were placed on production in November and were producing at a rate of 13 MMcfe/d net to Rosetta at year end 2007.

Randy L. Limbacher, Rosetta’s President and Chief Executive Officer, commented, “I want to thank the employees of Rosetta for delivering on the Company’s growth targets in 2007. And while our headline reserve replacement results were not as strong as we had hoped, many of our assets delivered very solid performance and we are taking several measures to improve our reserve performance in 2008.”

2008 Capital, Production and Hedging Update

For 2008 the Company announced a capital budget of $290.1 million. The budget excludes potential acquisitions and targets continued organic growth from Rosetta’s core programs. Approximately 73% of the planned 2008 budget is allocated to low risk development and step-out programs. The remainder is allocated to activities, notably in the Rockies, and Texas that could position Rosetta for significant inventory generation.  For 2008, the Company expects production to average 140-150 Mmcfe/d.

The Company recently added natural gas swaps and now has 67,909 MMBtu/d hedged for the balance of 2008 at an average price of $7.75 per MMBtu.  For 2009, 52,141 MMBtu/d are hedged at an average price of $7.65 per MMBtu, along with 10,000 MMBtu/d for 2010 at an average price of $8.30 per MMBtu.

The Company also entered into 5,000 MMBtu/d of costless collars for both 2008 and 2009, with an average floor price of $8.00 per MMBtu and ceiling price of $10.28 per MMBtu.

In commenting on 2008, Limbacher noted, “Our priorities for this year are to continue to vigorously assert our position with respect to the lawsuit brought by Calpine, efficiently execute our capital programs for growth and value creation, fully assess what I believe are numerous opportunities in our existing portfolio, and build inventory for sustainable growth in the future.”

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2007, which can also be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com

Media Contact:
Clint Woods
Vice President
Pierpont Communications
(713) 627-2223 x 1119
cwoods@piercom.com

Rosetta Resources Inc.
Consolidated Balance Sheet
(In thousands, except share amounts)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$3,216	$62,780
Accounts receivable	55,048	36,408
Derivative instruments	3,966	20,538
Prepaid expenses	10,413	8,761
Other current assets	4,249	2,965
Total current assets	76,892	131,452
Oil and natural gas properties, full cost method, of which $40.9 million at December 31, 2007 and $37.8 million at December 31, 2006 were excluded from amortization	1,566,082	1,223,337
Other	6,393	4,562
	1,572,475	1,227,899
Accumulated depreciation, depletion, and amortization	(295,749)	(145,289)
Total property and equipment, net	1,276,726	1,082,610
Deferred loan fees	2,195	3,375
Other assets	1,401	1,968
Total other assets	3,596	5,343
Total assets	$1,357,214	$1,219,405

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,949	$23,040
Accrued liabilities	64,216	43,099
Royalties payable	18,486	9,010
Derivative instruments	2,032	-
Prepayment on gas sales	20,392	17,868
Deferred income taxes	720	7,743
Total current liabilities	139,795	100,760
Long-term liabilities:
Derivative instruments	13,508	11,014
Long-term debt	245,000	240,000
Asset retirement obligation	18,040	10,253
Deferred income taxes	67,916	35,089
Total liabilities	484,259	397,116
Commitments and contingencies	-	-
Stockholders' equity:
Common stock, $0.001 par value; authorized 150,000,000 shares; issued 50,542,648 shares and 50,405,794 shares at December 31, 2007 and December 31, 2006, respectively	50	50
Additional paid-in capital	762,827	755,343
Treasury stock, at cost; 109,303 shares and 85,788 shares at December 31, 2007 and December 31, 2006, respectively	(2,045)	(1,562)
Accumulated other comprehensive (loss) income	(7,225)	6,315
Retained earnings	119,348	62,143
Total stockholders' equity	872,955	822,289
Total liabilities and stockholders' equity	$1,357,214	$1,219,405

Rosetta Resources Inc.
Consolidated/Combined Statement of Operations
(In thousands, except per share amounts)

	Successor-Consolidated			Predecessor - Combined
	Year Ended December 31, 2007	Year Ended December 31, 2006	Six Months Ended December 31, 2005	Six Months Ended June 30, 2005
Revenues:
Natural gas sales	$323,341	$236,496	$102,058	$13,713
Oil sales	40,148	35,267	11,046	8,166
Oil and natural gas sales to affiliates	-	-	-	81,952
Total revenues	363,489	271,763	113,104	103,831
Operating costs and expenses:
Lease operating expense	47,044	36,273	15,674	16,629
Depreciation, depletion, and amortization	152,882	105,886	40,500	30,679
Exploration expense	-	-	-	2,355
Dry hole costs	-	-	-	1,962
Treating and transportation	4,230	2,544	1,286	1,998
Affiliated marketing fees	-	-	-	913
Marketing fees	2,450	2,257	1,379	-
Production taxes	6,417	6,433	3,975	2,755
General and administrative costs	43,867	33,233	14,687	9,677
Total operating costs and expenses	256,890	186,626	77,501	66,968
Operating income	106,599	85,137	35,603	36,863

Other (income) expense
Interest expense with affiliates, net of interest capitalized	-	-	-	6,995
Interest expense, net of interest capitalized	17,734	17,428	8,216	-
Interest (income)	(1,674)	(4,503)	(1,837)	(516)
Other (income) expense, net	(698)	(40)	152	207
Total other expense	15,362	12,885	6,531	6,686

Income before provision for income taxes	91,237	72,252	29,072	30,177
Provision for income taxes	34,032	27,644	11,537	11,496
Net income:	$57,205	$44,608	$17,535	$18,681

Earnings per share:
Basic	$1.14	$0.89	$0.35	$0.37
Diluted	$1.13	$0.88	$0.35	$0.37

Weighted average shares outstanding:
Basic	50,379	50,237	50,003	50,000
Diluted	50,589	50,408	50,189	50,160

Rosetta Resources Inc.
Consolidated/Combined Statement of Cash Flows
(In thousands, except per share amounts)

	Successor - Consolidated			Predecessor-Combined
	Year Ended December 31 2007	Year Ended December 31, 2006	Six Months Ended December 31, 2006	Six Months Ended June 30, 2005
Cash flows from operating activities
Net income (loss)	57,205	44,608	17,535	18,681
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion and amortization	152,882	105,886	40,500	30,679
Affiliate interest expense	-	-	-	(6,995)
Deferred income taxes	33,915	27,472	11,537	2,874
Amortization of deferred loan fees recorded as interest expense	1,180	1,180	590	-
Income from unconsolidated investments	(181)	(171)	(241)	(161)
Stock compensation expense	6,831	5,702	4,248	-
Other non-cash charges	-	-	-	99
Change in operating assets and liabilities:
Accounts receivable	(18,640)	3,643	(40,051)	2,378
Accounts receivable from affiliates	-	-	-	6,298
Income taxes receivable	-	6,000	(6,000)	-
Prepaid expenses	(1,652)	650	(9,411)	2,563
Other current assets	(1,284)	(2,965)	-	-
Other assets	144	1,691	(1,726)	-
Accounts payable	10,909	8,765	13,442	(4,494)
Accrued liabilities	3,998	310	3,282	241
Royalties payable	12,000	(3,161)	30,039	(1,406)
Income taxes payable	-	-	-	8,622
Net cash provided by operating activities	257,307	199,610	63,744	59,379
Cash flows from investing activities
Acquisition, net of cash acquired	-	-	(910,064)	-
Acquisition of oil and gas properties	(38,656)	(35,286)	-	-
Purchases of property and equipment	(284,541)	(201,293)	(32,994)	(32,202)
Disposals of property and equipment	1,105	30	13	1,447
Deposits	51	50	(201)	-
Other		435	-	110
Net cash (used in) provided by investing activities	(322,041)	(236,064)	(943,246)	(30,645)
Cash flows from financing activities
Equity offering proceeds	-	-	800,000	-
Equity offering transaction fees	-	268	(55,629)	-
Borrowings on term loan	-	-	100,000	-
Payments on term loan	-	-	(25,000)	-
Borrowings on revolving credit facility	10,000	-	225,000	-
Payments on revolving credit facility	(5,000)	-	(60,000)	-
Loan fees	-	-	(5,145)	-
Notes payable to affiliates	-	-	-	(27,239)
Proceeds from issuances of common stock	653	804	-	-
Purchases of treasury stock	(483)	(1,562)	-	-
Net cash provided by (used in) financing activities	5,170	(490)	979,226	(27,239)

Net (decrease) increase in cash	(59,564)	(36,944)	99,724	1,495
Cash and cash equivalents, beginning of period	62,780	99,724	-	-
Cash and cash equivalents, end of period	$3,216	$62,780	$99,724	$1,495

Supplemental disclosures:
Cash paid for interest expense, net of capitalized Interest	$18,862	$17,875	$(8,057)	$-
Cash paid for tax	$115	$172	$6,000	$-
Supplemental non-cash disclosures:
Capital expenditures included in accrued liabilities	$12,925	$5,589	$33,470	$-
Accrued purchase price adjustment	$-	$11,400	$-	$-